EXHIBIT 99.1

HCC Insurance Holdings Reports Results for 2007 Third Quarter and First Nine Months

HOUSTON, Nov. 6, 2007 (PRIME NEWSWIRE) -- HCC Insurance Holdings, Inc. (NYSE:HCC) today released earnings for the third quarter and first nine months of 2007, which ended September 30.

Net earnings increased five percent during the third quarter of 2007 to $97.9 million, compared with $93.3 million during the third quarter of the previous year. Net earnings per diluted share also increased by five percent to $0.84 per share from $0.80 per share for the third quarter of 2006.

Net earnings increased 13 percent during the first nine months of 2007 to $295.8 million from $261.5 million, and diluted earnings per share also increased 13 percent to $2.54 per share from $2.24 per share, both compared to the first nine months of 2006.

"The third quarter was another strong one for HCC. The price declines we are seeing on our specialty business are only minimally affecting our underwriting margins. Our results through September 30, 2007 continue at record levels," HCC Chief Executive Officer Frank J. Bramanti said.

Revenues for the third quarter of 2007 totaled $582.5 million, compared with $516.7 million a year earlier. Total revenue during the first nine months of 2007 increased 20 percent to $1.8 billion from $1.5 billion in the corresponding period of 2006. This increase was primarily due to acquisitions in 2006 and increased investment income on higher investment assets.

Other operating income was a loss of $3.1 million for the third quarter of 2007, compared with income of $20.3 million for the year-earlier period. The loss includes a $9.3 million unrealized loss on two strategic investments which are accounted for as trading securities.

Net earned premium of the Company's insurance company subsidiaries continued to show growth during the first nine months of 2007, rising 23 percent to $1.5 billion during the first nine months of 2007, compared with $1.2 billion for the first nine months of 2006. During the same period, net written premium increased by 15 percent to $1.5 billion, while gross written premium grew 14 percent to $1.9 billion. Both gross and net written premium growth came primarily from 2006 acquisitions and from HCC's Lloyd's operation.

The GAAP combined ratio of the Company's insurance company subsidiaries was 80.8 percent for the third quarter of 2007, compared with 80.6 percent for the third quarter of 2006. The GAAP combined ratio was 82.9 percent for the first nine months of 2007, the same as in the corresponding period of 2006.

There was net positive prior years reserve development of $23.0 million for the third quarter of 2007 and $19.4 million for the first nine months of 2007, versus $6.8 million and $6.0 million for the same periods in 2006.

Fee and commission income rose slightly during the first nine months of 2007 to $106.0 million from $104.4 million for the first nine months of 2006. Fee and commission income for the third quarter of 2007 was $42.7 million, compared with $38.9 million in the third quarter of the previous year.

Net investment income increased 36 percent in the first three quarters of 2007 to $148.1 million, versus $109.0 million for the corresponding period of 2006. This growth was due primarily to an increase in investment assets as well as an increase in interest rates.

As of September 30, 2007, HCC's fixed income investment portfolio had an average rating of AAA, duration of five years and an average tax equivalent yield of 5.4 percent. The Company held $6.5 million of subprime bonds and $13.3 million of Alt-A bonds which had an unrealized loss of $300,000. The average rating on these subprime bonds was AAA, and there have been no rating actions or surveillance issues associated with them. The Company owns no CDOs or CLOs.

"While much has been written about defaults on U.S. subprime mortgages, HCC has not written any domestic mortgage guaranty insurance and we believe the Company has little or no exposure on its small amount of international mortgage-related business," Mr. Bramanti said.

As of September 30, 2007, total investments had increased 15 percent to $4.5 billion; total assets had grown to $8.1 billion; shareholders' equity had increased to $2.3 billion; book value per share had increased 12 percent to $20.39; and the Company's debt to total capital ratio remained very conservative at 11.6 percent; all compared to December 31, 2006. (See attached tables).

HCC will hold an open conference call beginning at 8:00 a.m. Central Time on Wednesday, November 7, 2007 to discuss these results. To participate, the number for domestic calls will be (800) 374-0290 and the number for international calls will be (706) 634-1303. There will also be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available on the website until Friday, November 30, 2007.

Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Bermuda, Spain, Ireland and the United Kingdom. HCC has assets of more than $8.0 billion, shareholders' equity in excess of $2.3 billion and is rated AA (Very Strong) by Standard & Poor's, AA (Very Strong) by Fitch Ratings and A+ (Superior) by A.M. Best Company.

For more information, visit our website at www.hcc.com.

CONTACT:  Barney White, HCC Vice President of Investor Relations
          Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

               HCC Insurance Holdings, Inc. and Subsidiaries
                           Financial Highlights
                            September 30, 2007
              (Unaudited, in thousands except per share data)

                                              Three Months Ended
                                                 September 30,
                                              2007           2006
                                           ----------     ----------
 Gross written premium                     $ 593,062      $ 536,101

 Net written premium                         469,680        422,581

 Net earned premium                          492,922        421,050

 Fee and commission income                    42,734         38,862

 Net investment income                        49,889         36,205

 Other operating income                       (3,074)        20,276

 Total revenue                               582,494        516,697

 Net earnings                                 97,925         93,257

 Earnings per share (diluted)                   0.84           0.80

 Cash flow from operations                   214,559         99,765

 Weighted average shares outstanding
  (diluted)                                  116,323        117,003

 GAAP net loss ratio                           57.2%          56.1%

 GAAP combined ratio                           80.8%          80.6%

                                        September 30,   December 31,
                                            2007           2006
                                        ------------   ------------
 Total investments                        $4,516,728     $3,927,995

 Total assets                              8,073,090      7,630,132

 Shareholders' equity                      2,322,280      2,042,803

 Debt to total capital                         11.6%          13.1%

 Book value per share                     $    20.39     $    18.28

               HCC Insurance Holdings, Inc. and Subsidiaries
                           Financial Highlights
                            September 30, 2007
              (Unaudited, in thousands except per share data)

                                               Nine Months Ended
                                                 September 30,
                                              2007           2006
                                           ----------     ----------
 Gross written premium                    $1,857,764     $1,628,213

 Net written premium                       1,500,465      1,299,114

 Net earned premium                        1,484,908      1,204,941

 Fee and commission income                   105,995        104,409

 Net investment income                       148,053        108,959

 Other operating income                       35,611         59,071

 Total revenue                             1,773,966      1,476,187

 Net earnings                                295,787        261,543

 Earnings per share (diluted)                   2.54           2.24

 Cash flow from operations                   614,859        359,706

 Weighted average shares outstanding
  (diluted)                                  116,577        116,986

 GAAP net loss ratio                           59.6%          57.2%

 GAAP combined ratio                           82.9%          82.9%

                                        September 30,   December 31,
                                            2007           2006
                                        ------------   ------------
 Total investments                        $4,516,728     $3,927,995

 Total assets                              8,073,090      7,630,132

 Shareholders' equity                      2,322,280      2,042,803

 Debt to total capital                         11.6%          13.1%

 Book value per share                     $    20.39     $    18.28

             HCC Insurance Holdings, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                       (Unaudited, in thousands)

                                         September 30,   December 31,
                                             2007           2006
                                          ----------     ----------
 ASSETS

 Investments:
  Fixed income securities                 $3,593,099     $3,007,193
  Short-term investments                     717,087        714,685
  Other investments                          206,542        206,117
                                          ----------     ----------
   Total investments                       4,516,728      3,927,995
 Cash                                         66,531         48,290
 Restricted cash and cash investments        168,880        176,424
 Premium, claims and other receivables       806,976        864,705
 Reinsurance recoverables                  1,047,462      1,169,934
 Ceded unearned premium                      254,050        226,125
 Ceded life and annuity benefits              67,192         70,923
 Deferred policy acquisition costs           194,081        182,410
 Goodwill                                    771,831        742,677
 Other assets                                179,359        220,649
                                          ----------     ----------
   Total assets                           $8,073,090     $7,630,132
                                          ==========     ==========
 LIABILITIES

 Loss and loss adjustment expense
  payable                                 $3,266,592     $3,097,051
 Life and annuity policy benefits             67,192         70,923
 Reinsurance balances payable                112,293        122,805
 Unearned premium                            967,163        920,350
 Deferred ceding commissions                  69,204         64,949
 Premium and claims payable                  565,001        646,224
 Notes payable                               304,114        308,887
 Accounts payable and accrued
  liabilities                                399,251        356,140
                                          ----------     ----------
 Total liabilities                         5,750,810      5,587,329

 SHAREHOLDERS' EQUITY

 Common stock                                113,889        111,731
 Additional paid-in capital                  824,583        798,213
 Retained earnings                         1,359,114      1,098,887
 Accumulated other comprehensive income       24,694         33,972
                                          ----------     ----------
   Total shareholders' equity              2,322,280      2,042,803
                                          ----------     ----------
   Total liabilities and shareholders'
    equity                                $8,073,090     $7,630,132
                                          ==========     ==========

              HCC Insurance Holdings, Inc. and Subsidiaries
              Condensed Consolidated Statements of Earnings
             (Unaudited, in thousands except per share data)

                            Nine months ended      Three months ended
                               September 30,           September 30,
                             2007       2006         2007        2006
                         ----------------------  ----------------------
 REVENUE
 Net earned premium      $1,484,908  $1,204,941  $  492,922  $  421,050
 Fee and commission
  income                    105,995     104,409      42,734      38,862
 Net investment income      148,053     108,959      49,889      36,205
 Net realized
  investment gain
  (loss)                       (601)     (1,193)         23         304
 Other operating income
  (loss)                     35,611      59,071      (3,074)     20,276
                         ----------  ----------  ----------  ----------
   Total revenue          1,773,966   1,476,187     582,494     516,697
                         ----------  ----------  ----------  ----------

 EXPENSE
 Loss and loss
  adjustment expense,
  net                       885,547     689,122     281,784     236,030
 Policy acquisition
  costs, net                267,778     231,012      93,251      78,203
 Other operating
  expense                   169,226     156,279      58,118      59,277
 Interest expense             7,166       7,912       2,767       3,475
                         ----------  ----------  ----------  ----------
   Total expense          1,329,717   1,084,325     435,920     376,985
                         ----------  ----------  ----------  ----------
 Earnings before income
  tax expense               444,249     391,862     146,574     139,712
 Income tax expense         148,462     130,319      48,649      46,455
                         ----------  ----------  ----------  ----------
   Net earnings          $  295,787  $  261,543  $   97,925  $   93,257
                         ==========  ==========  ==========  ==========
 Basic earnings per
  share data:
 Net earnings per
  share                  $     2.63  $     2.35  $     0.87  $     0.84
                         ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding        112,295     111,198     112,652     111,359
                         ==========  ==========  ==========  ==========
 Diluted earnings per
  share data:
 Net earnings per
  share                  $     2.54  $     2.24  $     0.84  $     0.80
                         ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding        116,577     116,986     116,323     117,003
                         ==========  ==========  ==========  ==========
 Cash dividends
  declared, per share    $     0.31  $    0.275  $     0.11  $     0.10
                         ==========  ==========  ==========  ==========

                HCC Insurance Holdings, Inc. and Subsidiaries
               Condensed Consolidated Statements of Cash Flows
                           (Unaudited, in thousands)

                            Nine months ended      Three months ended
                               September 30,           September 30,
                             2007       2006         2007        2006
                          ---------------------   --------------------
 Cash flows from
  operating activities:
  Net earnings            $  295,787  $ 261,543   $  97,925  $  93,257
  Adjustments to
   reconcile net
   earnings to net cash
   provided by
   operating
   activities:
    Change in premium,
     claims and other
     receivables              63,737     36,626      33,696     46,924
    Change in
     reinsurance
     recoverables            122,472     56,031      27,851     47,336
    Change in ceded
     unearned premium        (27,925)    (4,587)     (6,676)    (5,722)
    Change in loss and
     loss adjustment
     expense payable         169,541     93,906      63,604    (10,815)
    Change in reinsur-
     ance balances
     payable                 (10,512)   (37,509)     (9,639)   (14,803)
    Change in unearned
     premium                  46,813    113,638     (16,069)    10,559
    Change in premium
     and claims payable,
     net of restricted
     cash                    (73,679)   (78,293)    (31,579)   (61,071)
    Change in trading
     portfolio                14,126    (99,193)      9,261    (14,702)
    Depreciation and
     amortization
     expense                  11,625     12,242       3,764      4,598
    Stock-based compen-
     sation expense            9,191      9,463       2,802      3,373
    Other, net                (6,317)    (4,161)     39,619        831
                          ----------  ---------   ---------  ---------
     Cash provided by
      operating
      activities             614,859    359,706     214,559     99,765
                          ----------  ---------   ---------  ---------
 Cash flows from
  investing activities:
    Sales of fixed
     income securities       221,822    184,175      47,104     20,078
    Maturity or call of
     fixed income
     securities              234,435    174,758      76,314     57,060
    Cost of securities
     acquired             (1,011,747)  (958,822)   (274,874)  (167,437)
    Change in short-
     term investments        (10,189)   171,198      15,825    (47,658)
    Sale of strategic
     investments              42,997     40,354       3,181     22,991
    Payments for
     purchase of sub-
     sidiaries, net of
     cash received           (53,687)   (55,290)     (2,006)   (17,833)
    Other, net                (7,079)    (8,612)     (1,723)    (3,515)
                          ----------  ---------   ---------  ---------
     Cash used by
      investing
      activities            (583,448)  (452,239)   (136,179)  (136,314)
                          ----------  ---------   ---------  ---------

 Cash flows from
  financing activities:
    Advances on line of
     credit                   62,000    140,000          --    101,000
    Payments on notes
     payable and line
     of credit               (56,363)   (56,346)    (43,476)   (45,097)
    Sale of common
     stock                    19,337     14,973       2,915      5,313
    Dividends paid           (33,630)   (27,774)    (11,249)   (11,126)
    Other, net                (4,514)     7,383      (1,970)     1,755
                          ----------  ---------   ---------  ---------
     Cash provided
     (used) by financing
      activities             (13,170)    78,236     (53,780)    51,845
                          ----------  ---------   ---------  ---------
 Net increase (decrease)
  in cash                     18,241    (14,297)     24,600     15,296

 Cash at beginning of
  period                      48,290     73,935      41,931     44,342
                          ----------  ---------   ---------  ---------
  Cash at end of period   $   66,531  $  59,638   $  66,531  $  59,638
                          ==========  =========   =========  =========

              HCC Insurance Holdings, Inc. and Subsidiaries
                        Insurance Company Premium
                            September 30, 2007
                        (Unaudited, in thousands)

                                   3rd Qtr     3rd Qtr     Change
                                    2007        2006%
                                  ---------   ---------   ---------
 GROSS WRITTEN

 Diversified financial products   $ 228,618   $ 240,046        (5)%
 Group life, accident & health      197,051     142,457        38
 Aviation                            48,652      50,976        (5)
 London market account               40,773      44,799        (9)
 Other specialty lines               77,966      57,837        35
 Discontinued lines                       2         (14)       nm
                                  ---------   ---------   ---------
                                  $ 593,062   $ 536,101        11%
                                  =========   =========   =========

 NET WRITTEN

 Diversified financial products   $ 185,117   $ 200,333        (8)%
 Group life, accident & health      185,799     130,007        43
 Aviation                            36,071      38,446        (6)
 London market account               13,983      20,761       (33)
 Other specialty lines               48,705      32,963        48
 Discontinued lines                       5          71        nm
                                  ---------   ---------   ---------
                                  $ 469,680   $ 422,581        11%
                                  =========   =========   =========

 NET EARNED PREMIUM

 Diversified financial products   $ 195,132   $ 189,744         3%
 Group life, accident & health      187,209     129,234        45
 Aviation                            38,400      40,430        (5)
 London market account               28,264      31,590       (11)
 Other specialty lines               43,913      30,033        46
 Discontinued lines                       4          19        nm
                                  ---------   ---------   ---------
                                  $ 492,922   $ 421,050        17%
                                  =========   =========   =========

 nm - Not meaningful comparison

              HCC Insurance Holdings, Inc. and Subsidiaries
                        Insurance Company Premium
                           September 30, 2007
                        (Unaudited, in thousands)

                                Year to Date  Year to Date  Change
                                    2007          2006%
                                 -----------  -----------  --------
 GROSS WRITTEN

 Diversified financial products  $   701,020  $   690,779       1%
 Group life, accident & health       602,225      415,215      45
 Aviation                            154,745      166,072      (7)
 London market account               189,995      202,964      (6)
 Other specialty lines               210,242      152,960      37
 Discontinued lines                     (463)         223      nm
                                 -----------  -----------  --------
                                 $ 1,857,764  $ 1,628,213      14%
                                 ===========  ===========  ========

 NET WRITTEN

 Diversified financial products  $   564,832  $   574,098      (2)%
 Group life, accident & health       569,747      388,895      47
 Aviation                            113,914      128,810     (12)
 London market account               107,952      111,278      (3)
 Other specialty lines               144,446       96,056      50
 Discontinued lines                     (426)         (23)     nm
                                 -----------  -----------  --------
                                 $ 1,500,465  $ 1,299,114      15%
                                 ===========  ===========  ========

 NET EARNED PREMIUM

 Diversified financial products  $   580,983  $   538,063       8%
 Group life, accident & health       571,849      385,257      48
 Aviation                            115,491      112,661       3
 London market account                92,763       80,455      15
 Other specialty lines               124,248       88,569      40
 Discontinued lines                     (426)         (64)     nm
                                 -----------  -----------  --------
                                 $ 1,484,908  $ 1,204,941      23%
                                 ===========  ===========  ========

 nm - Not meaningful comparison

             HCC Insurance Holdings, Inc. and Subsidiaries
                    Consolidated Insurance Companies
                             Net Loss Ratios
                           September 30, 2007
                        (Unaudited, in thousands)

                  Year to Date 2007               Full Year 2006
          -----------------------------  -----------------------------
 Line of   Net Earned  Incurred  Loss    Net Earned   Incurred   Loss
 Business   Premium     Losses   Ratio    Premium      Losses    Ratio
 -------- -----------  --------  -----   ----------  ----------  -----

 Diversified
  financial
  products   $580,983  $236,456   40.7%    $728,861    $351,010   48.2%

 Group life,
  accident &
  health      571,849   438,559   76.7      591,070     432,343   73.1

 Aviation     115,491    68,174   59.0      152,886      82,328   53.8

 London
  market
  account      92,763    53,957   58.2      112,362      48,316   43.0

 Other
  specialty
  lines       124,248    85,560   68.9      123,981      69,374   56.0

 Discontinued
  lines          (426)    2,841     nm           29      28,485     nm
          -----------  --------  -----   ----------  ----------  -----
 Total     $1,484,908  $885,547   59.6%  $1,709,189  $1,011,856   59.2%
          ===========  ========  =====   ==========  ==========  =====

 nm - Not meaningful comparison